UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2015

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue
Xiangyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 24, 2015, Biostar Pharmaceuticals, Inc. (the “Company”) received a notification letter (the “Notice”) from Nasdaq Listing Qualifications (“Nasdaq”) advising the Company that based upon the closing bid price for the Company’s common stock for the past 30 consecutive business days, the Company no longer complied with the minimum $1.00 per share Nasdaq continued listing requirement set forth in Nasdaq Listing Rule 5555(a)(2) (the “Minimum Bid Price Rule”). The Notice also stated that the Company would be provided 180 calendar days, or until February 22, 2016 (the “Compliance Deadline”), to regain compliance with the Minimum Bid Price Rule. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of 10 consecutive business days prior to that date.

If the Company does not regain compliance by the Compliance Deadline, the Company may be eligible for additional time to regain compliance. To qualify for such additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If and to the extent the Company meets these requirements, the Nasdaq staff may grant an additional 180 calendar days.  If, however, the Company is unable to cure the deficiency, or if the Company is otherwise not eligible, the Company’s securities will be subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company cannot provide any assurance that its common stock will trade at levels necessary to regain and maintain compliance with the Minimum Bid Price Rule before the Compliance Deadline. The Company intends to continue to monitor the bid price for its common stock. If the Company’s common stock does not trade at a level that is likely to regain compliance with the Nasdaq requirements, the Company’s Board of Directors will consider other options that may be available to achieve compliance.

Certain statements in this report that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995), include, among others, the Company’s expectations relating to regaining compliance with the Nasdaq continued listing requirements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chairman and CEO

Date:     August 28, 2015